THIS EIGHTH SUPPLEMENTAL INDENTURE (this “Eighth Supplemental Indenture”), entered into as of December 19, 2025 among Borr IHC Limited, an exempted company incorporated under the laws of Bermuda (the “Issuer”), and Borr Finance LLC, a Delaware limited liability company (“FinanceCo”), Borr Natt Inc., a Marshall Islands corporation (“BNI”), Borr West Africa Assets Inc. a Marshall Islands corporation (“BWA”), Prospector Rig 5 Contracting Company Limited, a Cayman Islands exempted company limited by shares with company registration number 339041 (“PR5”), Borr Natt Limited, a Mauritius limited company (“Natt”), Borr Norve Limited, a Mauritius limited company (“Norve” and, together with FinanceCo, BNI, BWA, PR5 and Natt, the “Co-Issuers” and, together with the Issuer, the “Issuers”), Borr Grid Limited, a Mauritius limited company (the “Undersigned”), BNY Mellon Corporate Trustee Services Limited, as trustee (the “Trustee”) and Wilmington Trust (London) Limited, as security agent (the “Security Agent”). PREAMBLE WHEREAS, the Issuers and the Guarantors party thereto, the Trustee and the Security Agent entered into an Indenture, dated as of November 7, 2023 (the “Original Indenture”), relating to the Issuers’ 10.000% Senior Secured Notes due 2028 (the “2028 Notes”) and 10.375% Senior Secured Notes due 2030 (the “2030 Notes” and, together with the 2028 Notes, the “Notes”) (as amended and supplemented to date, the “Indenture”); WHEREAS, it is intended that Borr Grid (UK) Limited, a Guarantor and the owner of the rig “Grid” will transfer the rig “Grid” to Borr Grid Limited, which is a Restricted Subsidiary and currently not a Guarantor (the “Rig Transfer”). The Rig Transfer will be conducted in a manner that qualifies as a “Permitted Reorganization” as defined in the Indenture. In connection with the Rig Transfer, Borr Grid Limited will accede to the Indenture as a Guarantor of the Notes in accordance with Section 9.01 of the Indenture, which provides that the Indenture may be amended by the parties hereto without notice to or the consent of any Noteholder to, among other things, add Guarantees with respect to the Notes; and WHEREAS, the Issuer has requested that the Trustee and the Security Agent execute this Eighth Supplemental Indenture in accordance with Section 9.06 of the Indenture. AGREEMENT NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Eighth Supplemental Indenture hereby agree as follows: Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. The Undersigned, by its execution of this Eighth Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, and upon execution of this Eighth Supplemental Indenture, shall be a Guarantor. Section 3. This Eighth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. Section 12.10 of the Indenture shall be applicable in respect of this Eighth Supplemental Indenture mutatis mutandis and, as such, it is incorporated herein by reference mutatis mutandis. Section 4. This Eighth Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. Delivery of an executed signature page by facsimile or electronic transmission (e.g. “pdf” or “tif”), or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com, shall be effective as delivery of a manually executed counterpart hereof. Section 5. This Eighth Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Eighth Supplemental Indenture will henceforth be read together. Section 6. The recitals and statements herein are deemed to be those of the Issuers and the Undersigned and not the Trustee or the Security Agent. Neither the Trustee nor the Security Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Eighth Supplemental Indenture or the recitals thereto. Section 7. All notices or other communications to the Issuers and the Guarantors shall be given as provided in Section 12.02 of the Indenture. [Signature Page Follows]

[Signature Page to the Eighth Supplemental Indenture] IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed as of the date first above written. Borr IHC Limited By: [ * * * ] Name: [***] Title: Director

[Signature Page to the Eighth Supplemental Indenture] Borr Finance LLC By: [***] Name: [***] for Borr IHC Limited Title: Sole Managing Member

[Signature Page to the Eighth Supplemental Indenture] Borr Natt Inc. By: [ * * * ] Name: [***] Title: Director

[Signature Page to the Eighth Supplemental Indenture] Borr West Africa Assets Inc. By: [ * * * ] Name: [***] Title: Director

[Signature Page to the Eighth Supplemental Indenture] Prospector Rig 5 Contracting Company Limited By: [ * * * ] Name: [***] Title: Director

[Signature Page to the Eighth Supplemental Indenture] Borr Natt Limited By: [ * * * ] Name: [***] Title: Director

[Signature Page to the Eighth Supplemental Indenture] Borr Norve Limited By: [ * * * ] Name: [***] Title: Director

[Signature Page to the Eighth Supplemental Indenture] Borr Grid Limited By: [ * * * ] Name: [***] Title: Director

[Signature Page to the Eighth Supplemental Indenture] BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED, as Trustee By: [***] Name: [***] Title:

[Signature Page to the Eighth Supplemental Indenture] WILMINGTON TRUST (LONDON) LIMITED, as Security Agent By: [ * * * ] Name: Title: